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INDEPENDENT AUDITORS' CONSENT

Varlen Corporation:

We consent to the incorporation by reference in the Registration Statements of Varlen Corporation and subsidiaries on Form S-8, File No. 33-35085; Form S-8, File No. 33-55132; Form S-8, File No. 33-60995; Form S-3, File
No. 33-72218; Form S-3, File No. 33-61826 and Form S-8/S-3, File No. 33-72480
of our reports dated March 3, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Varlen Corporation and subsidiaries for the year ended January 31, 1997.

DELOITTE & TOUCHE LLP

April 18, 1997
Chicago, Illinois